Exhibit 23.1


	CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57518 and Form S-8 No. 333-0461) pertaining to the Stock Option Plan and the 1995 Nonstatutory Stock Option Plan of Ophthalmic Imaging Systems of our report dated October 11, 1996 (except for Note 10, as to which the date is November 21, 1996), with respect to the financial statements of Ophthalmic Imaging Systems included in the Annual Report (Form 10-KSB) for the year ended August 31, 1996.



                                             						 ERNST & YOUNG, LLP

Sacramento, California
November 25, 1996